M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Ilene Jablonski Senior Director, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

Edison, New Jersey—July 28, 2011—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2011.

Recent highlights include:

-	Reported funds from operations of $0.69 per diluted share;

-	Reported net income of $0.20 per diluted share; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended June 30, 2011 amounted to $69.1 million, or $0.69 per share.  For the six months ended June 30, 2011, FFO available to common shareholders equaled $136.4 million, or $1.39 per share.

Net income available to common shareholders for the second quarter 2011 equaled $17.3 million, or $0.20 per share.  For the six months ended June 30, 2011, net income available to common shareholders amounted to $33.1 million, or $0.39 per share.

Total revenues for the second quarter 2011 were $181.1 million.  For the six months ended June 30, 2011, total revenues amounted to $367.4 million.

All per share amounts presented above are on a diluted basis.

The Company had 87,050,423 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 12,806,126 common operating partnership units outstanding as of June 30, 2011.  The Company had a total of 99,856,549 common shares/common units outstanding at June 30, 2011.

As of June 30, 2011, the Company had total indebtedness of approximately $1.9 billion, with a weighted average annual interest rate of 6.57 percent.

The Company had a debt-to-undepreciated assets ratio of 33.1 percent at June 30, 2011.  The Company had an interest coverage ratio of 3.2 times for the quarter ended June 30, 2011.

Mitchell E. Hersh, president and chief executive officer, commented, “We continue to remain focused on securing new leases and renewals with high quality tenants, while maintaining our balance sheet flexibility in order to be in a position of capitalizing on opportunities in the future.”

DIVIDENDS

In May, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the second quarter 2011, which was paid on July 15, 2011 to shareholders of record as of July 6, 2011.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period April 15, 2011 through July 14, 2011.  The dividend was paid on July 15, 2011 to shareholders of record as of July 6, 2011.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 88.1 percent leased at June 30, 2011, as compared to 88.2 percent leased at March 31, 2011.

For the quarter ended June 30, 2011, the Company executed 162 leases at its consolidated in-service portfolio totaling 1,081,690 square feet, consisting of 912,739 square feet of office space and 168,951 square feet of office/flex space.  Of these totals, 408,717 square feet were for new leases and 672,973 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:

-
Bressler Amery & Ross, P.C., a law firm, signed transactions totaling 70,674 square feet consisting of a renewal for 49,957 square feet and an expansion for 20,717 square feet at 325 Columbia Turnpike in Florham Park.  The 168,144 square-foot office building is 89.9 percent leased.

CENTRAL NEW JERSEY:

-
Corelab Partners, Inc., a provider of medical image assessment and cardiac safety services, signed transactions totaling 58,807 square feet at Princeton Overlook I, located at 100 Overlook Center in Princeton.  The 149,600 square-foot office building is 100 percent leased.

-
Birdsall Services Group, Inc., an engineering and environmental consulting group, signed a new lease for 28,763 square feet at 65 Jackson Drive in Cranford.  The 82,778 square-foot office building, located in Cranford Business Park, is 100 percent leased.

-
Wells Fargo Advisors, LLC, a financial services firm, signed a new lease for 22,207 square feet at One River Centre, Building Two, in Middletown.  The 120,360 square-foot office building is 100 percent leased.

-
New Jersey Property-Liability Insurance Guaranty Association signed a renewal for 20,673 square feet at 222 Mount Airy Road in Basking Ridge.  The 49,000 square-foot office building is 100 percent leased.

WESTCHESTER COUNTY, NEW YORK:

-
The Food Bank for Westchester, Inc. signed a new lease for 36,688 square feet at 200 Clearbrook Road in Elmsford.  The 94,000 square-foot office/flex building, located in Cross Westchester Executive Park, is 99.8 percent leased.

-
Traub Lieberman Straus & Shrewsberry LLP, a law firm, signed transactions totaling 28,007 square feet, representing an expansion of 5,876 square feet and renewal of 22,131 square feet at 7 Skyline Drive in Hawthorne.  The 109,000 square-foot office building, located in Mid-Westchester Executive Park, is 88.6 percent leased.

MANHATTAN, NEW YORK:

-
Continental Casualty Company, a commercial insurer, signed a new lease for 81,296 square feet at 125 Broad Street in Manhattan.  Mack-Cali’s ownership interests of 524,476 square-feet in the building are 92.0 percent leased.

-	Also at 125 Broad Street, General Reinsurance Corporation, a reinsurance agency, signed a new lease for 56,106 square feet.

SUBURBAN PHILADELPHIA:

-
Bayada Nurses, Inc., a provider of home health care services, signed transactions totaling 34,665 square feet, including a renewal for 26,465 square feet and an expansion of 2,800 square feet at 101 Executive Drive, and a new lease for 5,400 square feet at 1 Executive Drive, in Moorestown.  101 Executive Drive is a 29,355 square-foot office/flex building that is 99.7 percent leased and 1 Executive Drive is a 20,570 square-foot office/flex building that is 81.1 percent leased.  Both buildings are located in Moorestown West Corporate Center.

-
Regus Business Centre LLC, a global provider of innovative workplace solutions, signed a renewal for 30,121 square feet at 1055 Westlakes Drive in Berwyn.  The 118,487 square-foot office building, located in Westlakes Office Park, is 88.1 percent leased.

-
Allstate Insurance Company, signed a renewal for 25,497 square feet at 224 Strawbridge Drive, located at Moorestown Corporate Center, in Moorestown.  The 74,000 square-foot office building is 100 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the second quarter 2011 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/2nd.quarter.sp.11.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2011, as follows:

Full Year
2011 Range
Net income available to common shareholders	$0.68 - $0.78
Add: Real estate-related depreciation and amortization	2.00
Funds from operations available to common shareholders	$2.68 - $2.78

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, July 28, 2011 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=4146210

The live conference call is also accessible by calling (719) 457-2651 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on July 28, 2011 through August 4, 2011.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 2488227.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2011 Form 10-Q:
http://www.mack-cali.com/file-uploads/2nd.quarter.10q.11.pdf

Second Quarter 2011 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/2nd.quarter.sp.11.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 278 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 32.4 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of over 2,000 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology.  Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested.  Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

Quarter Ended June 30,	Six Months Ended June 30,
Revenues	2011	2010	2011	2010
Base rents	$149,652	$149,692	$299,075	$302,385
Escalations and recoveries from tenants	24,026	25,837	51,610	51,956
Construction services	2,826	22,357	6,625	33,219
Real estate services	1,151	1,669	2,383	3,646
Other income	3,452	3,230	7,744	6,162
Total revenues	181,107	202,785	367,437	397,368

Expenses
Real estate taxes	24,386	25,912	49,431	48,073
Utilities	16,887	16,409	36,992	36,235
Operating services	28,648	28,073	59,464	56,754
Direct construction costs	2,784	21,411	6,366	31,704
General and administrative	9,226	8,658	17,855	17,072
Depreciation and amortization	48,268	47,474	96,416	95,964
Total expenses	130,199	147,937	266,524	285,802
Operating income	50,908	54,848	100,913	111,566

Other (Expense) Income
Interest expense	(31,363)	(37,335)	(62,702)	(76,406)
Interest and other investment income	10	18	20	39
Equity in earnings (loss) of unconsolidated joint ventures	736	260	635	(262)
Total other (expense) income	(30,617)	(37,057)	(62,047)	(76,629)
Income from continuing operations	20,291	17,791	38,866	34,937
Discontinued Operations:
Income (loss) from discontinued operations	--	11	--	242
Realized gains (losses) and unrealized losses on disposition of rental property, net	--	4,447	--	4,447
Total discontinued operations, net	--	4,458	--	4,689
Net income	20,291	22,249	38,866	39,626
Noncontrolling interest in consolidated joint ventures	102	86	212	173
Noncontrolling interest in Operating Partnership	(2,560)	(2,475)	(5,016)	(4,897)
Noncontrolling interest in discontinued operations	--	(635)	--	(668)
Preferred stock dividends	(500)	(500)	(1,000)	(1,000)
Net income available to common shareholders	$17,333	$18,725	$33,062	$33,234

PER SHARE DATA:
Basic earnings per common share	$0.20	$0.24	$0.39	$0.42

Diluted earnings per common share	$0.20	$0.24	$0.39	$0.42

Basic weighted average shares outstanding	86,936	79,203	84,953	79,089

Diluted weighted average shares outstanding	99,887	92,489	97,963	92,482

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income available to common shareholders	$17,333	$18,725	$33,062	$33,234
Add: Noncontrolling interest in Operating Partnership	2,560	2,475	5,016	4,897
Noncontrolling interest in discontinued operations	--	635	--	668
Real estate-related depreciation and amortization on continuing operations (1)	49,238	48,373	98,353	97,844
Real estate-related depreciation and amortization on discontinued operations	--	302	--	409
Deduct: Discontinued operations – Realized (gains) losses and unrealized losses on disposition of rental property	--	(4,447)	--	(4,447)
Funds from operations available to common shareholders (2)	$69,131	$66,063	$136,431	$132,605

Diluted weighted average shares/units outstanding (3)	99,887	92,489	97,963	92,482

Funds from operations per share/unit – diluted	$0.69	$0.71	$1.39	$1.43

Dividends declared per common share	$0.45	$0.45	$0.90	$0.90

Dividend payout ratio:	65.02%	63.00%	64.62%	62.77%
Funds from operations-diluted

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$4,664	$2,127	$8,258	$4,113
Tenant improvements and leasing commissions (4)	$10,285	$10,584	$19,442	$18,552
Straight-line rent adjustments (5)	$2,572	$1,028	$4,794	$3,316
Amortization of (above)/below market lease intangibles, net (6)	$348	$377	$557	$984

(1)   Includes the Company’s share from unconsolidated joint ventures of $1,083 and $1,242 for the quarter ended June 30, 2011 and 2010, respectively, and $2,168 and $2,348 for the six months ended June 30, 2011 and 2010, respectively.

(2)   Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)   Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,840 and 13,155 shares for the quarter ended June 30, 2011 and 2010, respectively, and 12,896 and 13,259 shares for the six months ended June 30, 2011 and 2010, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Excludes expenditures for tenant spaces that haven’t been owned for at least a year or were vacant for more than a year.
(5)   Includes the Company’s share from unconsolidated joint ventures of $45 and $12 for the quarter ended June 30, 2011 and 2010, respectively, and $109 and $37 for the six months ended June 30, 2011 and 2010, respectively.

(6)   Includes the Company’s share from unconsolidated joint ventures of $0 and $9 for the quarter ended June 30, 2011 and 2010, respectively, and $0 and $17 for the six months ended June 30, 2011 and 2010, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income available to common shareholders	$0.20	$0.24	$0.39	$0.42
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.49	0.52	1.00	1.06
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property	--	(0.05)	--	(0.05)
Funds from operations available to common shareholders (2)	$0.69	$0.71	$1.39	$1.43

Diluted weighted average shares/units outstanding (3)	99,887	92,489	97,963	92,482

(1)   Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.01 for the quarter ended June 30, 2011 and 2010, respectively, and $0.02 and $0.03 for the six months ended June 30, 2011 and 2010, respectively.

(2)   Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion , see “Information About FFO” in this release.

(3)   Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,840 and 13,155 shares for the quarter ended June 30, 2011 and 2010, respectively, and 12,896 and 13,259 shares for the six months ended June 30, 2011 and 2010, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	June 30,	December 31,
	2011	2010
Assets
Rental property
Land and leasehold interests	$771,980	$771,960
Buildings and improvements	3,982,156	3,970,177
Tenant improvements	472,907	470,098
Furniture, fixtures and equipment	4,260	4,485
	5,231,303	5,216,720
Less-accumulated deprec. & amort.	(1,329,421)	(1,278,985)
Net investment in rental property	3,901,882	3,937,735
Cash and cash equivalents	18,094	21,851
Investments in unconsolidated joint ventures	32,673	34,220
Unbilled rents receivable, net	130,999	126,917
Deferred charges and other assets, net	213,606	212,038
Restricted cash	20,387	17,310
Accounts receivable, net	8,842	12,395

Total assets	$4,326,483	$4,362,466

Liabilities and Equity
Senior unsecured notes	$1,118,859	$1,118,451
Revolving credit facility	9,000	228,000
Mortgages, loans payable and other obligations	741,393	743,043
Dividends and distributions payable	45,436	42,176
Accounts payable, accrued expenses and other liabilities	106,026	101,944
Rents received in advance and security deposits	55,550	57,877
Accrued interest payable	27,744	27,038
Total liabilities	2,104,008	2,318,529
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
87,050,423 and 79,605,474 shares outstanding	871	796
Additional paid-in capital	2,518,237	2,292,641
Dividends in excess of net earnings	(605,396)	(560,165)
Total Mack-Cali Realty Corporation stockholders’ equity	1,938,712	1,758,272

Noncontrolling interests in subsidiaries:
Operating Partnership	281,529	283,219
Consolidated joint ventures	2,234	2,446
Total noncontrolling interests in subsidiaries	283,763	285,665

Total equity	2,222,475	2,043,937

Total liabilities and equity	$4,326,483	$4,362,466